PALMETTO BANCSHARES, INC.  [LOGO OMITTED]
P.O. Box 49, Laurens, SC  29360
www.palmettobank.com

------------------------------------
2nd Quarter Report 2005
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SELECTED FINANCIAL RATIOS

                                    As of and for the six months
                                           ended June 30,
                                         2005          2004
                                            (unaudited)

SIGNIFICANT OPERATING RATIOS BASED ON EARNINGS
Return on average assets                 1.37 %        1.30
Return on average equity                16.80         15.74
Net interest margin                      4.69          4.66
Efficiency ratio                        61.07         62.69


SIGNIFICANT CAPITAL RATIOS
Average equity to average assets         8.13 %        8.26
Equity to assets at period end           8.10          7.93
Tier 1 risk based capital                9.26          9.43
Total risk based capital                10.18         10.49
Tier 1 leverage ratio                    7.76          7.76


SIGNIFICANT CREDIT QUALITY RATIOS
Nonaccrual loans to total assets         0.22 %        0.32
Net charge-offs to average loans
      less mortgage loans held for sale  0.19          0.28


BANK NOTES
--------------------------------------------------------------------------------

NEW OFFICER APPOINTMENTS
The Palmetto Bank has announced the following new officer appointments:

Peter J. Baldwin has joined The Palmetto Bank as Vice President, Commercial Loan Officer and is located at the Fountain Inn branch. Peter is a graduate of Clemson University and has nine years of banking experience in commercial lending.

Dixon B. Bryan, Jr. was appointed to Branch Manager and Loan Officer of the South Main office. He is a graduate of Lander University and has eleven years of banking experience in branch management.

Valerie W. Stevenson has joined The Palmetto Bank as Vice President, Chief Auditor and Risk Manager. Valerie is a Clemson University graduate with 12 years experience in accounting and internal auditing in the banking industry.

Robert (Bob) A. Toggweiler was appointed to Vice President, Seneca. He is a graduate of both the University of South Florida and the Florida School of Banking. Bob has 29 years experience in commercial lending, business development and branch management.

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To Our Shareholders:

We are very pleased to share mid-year and 2nd quarter operating results for Palmetto Bancshares, Inc. It was an exceptional period of profitability and growth for your company characterized by:

---Solid market share growth across the Upstate in all of our 31 retail locations,

---Double-digit earnings per share growth,

---Double-digit dividends per share growth,

---Double-digit loan growth,

---Double-digit growth in retail core deposits,

---Strong credit quality and improved profitability ratios.

All in all, the Company made significant progress toward achieving our vision of being recognized as Upstate South Carolina's premier independent community banking organization.

Profitability for the second quarter 2005 was excellent with net income of $3.5 million, a 27% increase over $2.8 million earned for the second quarter 2004. On a diluted basis earnings per share increased 28% to $0.55 compared with $0.43 per diluted share for the second quarter 2004. Profitability ratios improved with a return on average assets of 1.37% and a return on average shareholders' equity of 16.80% as of June 30, 2005. A cash dividend payment of $0.16 per share also reflects excellent profitability results for the second quarter. While equity markets continued to show mixed results - mostly weak performance - in the second quarter, we are pleased that recent trades, of which Management is aware, for Palmetto Bancshares, Inc. common stock beginning the third quarter were in the $34.00 range, a good increase for year to date.

For the six month period ended June 30, 2005, we continue to exceed annual profit projections, posting six month net income of $7.0 million compared to $5.8 million at the end of six months in 2004. Net income per diluted share for the six month period ended June 30, 2005 was $1.08 compared with $0.91 in the same period for 2004.

Second quarter and six months profitability was assisted by increases in net interest income of 18% and 15%, respectively, over the same periods in 2004. The balance sheet management of assets and liabilities has allowed us to achieve an improved net interest margin in the first six months compared with 2004. Additionally, six months net interest income was boosted by a 7% increase in total loan volume over the first six months of 2004.

Total assets at June 30, 2005 stood at an all time high of $1.05 billion, a 12% increase over above mid-year 2004. The increase is primarily due to growth of $109 million in the loan portfolio over the last 12 months. Credit quality continues to be excellent through the first six months and further reductions in the loan loss provision enhanced line results. Nonperforming loans to total loans declined to 0.28% at June 30, 2005 compared to 0.42% for the same period in 2004. Net charged-off loans through the first six months were running at a rate of 0.19% compared to 0.28% for the same period in 2004. We continue to emphasize the importance of a strong positive credit culture to building superior bottom line results.

All across our Upstate market, in all of our retail locations, we continue to see good growth in core deposits. The acquisition of these deposits is absolutely essential to our future growth. Building retail deposit market share is one of our highest priorities. Satisfying all our customers' financial needs and helping them to succeed financially is at the center of our strategic planning process. The addition of the new Easley Office is central and core to this strategy. Plans are being developed for the third quarter opening of this new facility. The reception of the Easley community to our planning thus far has been overwhelmingly positive. We look forward to becoming a strong positive influence in this growing Upstate community.

All in all, we remain optimistic about the remainder of 2005. The first six months' results have been excellent. This is due, without question, to a truly exceptional team effort from all of our employees. We are also mindful of your supporting role as shareholders. Our job is to enhance shareholder value for you. Whatever you can do on behalf of your company can also make a difference to our bottom line. We hope you will think Palmetto whenever an opportunity might arise for us to serve. Thank you for your continued loyalty and support.



Sincerely,


/s/ L. Leon Patterson

L. Leon Patterson
Chairman and Chief Executive Officer


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

                        Consolidated Balance Sheets
                    (in thousands, except share data)

                                                                       June 30,
                                                                     2005           2004
                                                                    ------         ------
                                                                         (unaudited)
ASSETS
Cash and due from banks                                         $   37,635         25,802
Federal funds sold                                                   7,260          1,338
                                                                ----------      ---------
    Total cash and cash equivalents                                 44,895         27,140

Federal Home Loan Bank (FHLB) stock, at cost                         5,339          2,122
Investment securities available for sale, at fair market value     134,121        152,209
Mortgage loans held for sale                                         4,889          4,033

Loans                                                              826,802        719,043
    Less allowance for loan losses                                  (8,051)        (7,983)
                                                                ----------      ---------
       Loans, net                                                  818,751        711,060

Premises and equipment, net                                         22,527         22,488
Accrued interest receivable                                          4,598          4,105
Other assets                                                        16,882         17,150
                                                                ----------      ---------
         Total assets                                           $1,052,002        940,307
                                                                ==========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
    Noninterest-bearing                                          $ 130,702        122,463
    Interest-bearing                                               729,029        662,395
                                                                ----------      ---------
       Total deposits                                              859,731        784,858

Retail repurchase agreements                                        19,130         18,790
Commercial paper (Master notes)                                     17,701         15,197
Federal funds purchased                                                  -         13,286
FHLB borrowings                                                     65,400         30,000
Other liabilities                                                    4,826          3,621
                                                                ----------      ---------
       Total liabilities                                           966,788        865,752
                                                                ----------      ---------

Shareholders' Equity
Common stock - par value $5.00 per share;  authorized 10,000,000 shares; issued and outstanding 6,317,285 and 6,269,535 at
    June 30, 2005 and June 30, 2004, respectively.                  31,586         31,348
Capital surplus                                                        596            298
Retained earnings                                                   52,861         43,525
Accumulated other comprehensive income (loss), net of tax              171           (616)
                                                                ----------      ---------
       Total shareholders' equity                                   85,214         74,555
                                                                ----------      ---------

         Total liabilities and shareholders' equity             $1,052,002        940,307
                                                                ==========      =========

ASSETS UNDER MANAGEMENT
    Palmetto Bancshares, Inc. and subsidiary                    $1,023,690        940,307
    Trust                                                          265,874        259,327
    Investment                                                     146,427        131,092
    Mortgage loans serviced for others                             294,074        269,602
                                                                ----------      ---------
       Total assets under management                            $1,730,065      1,600,328
                                                                ==========      =========
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

                                      Consolidated Statements of Income
                                      (in thousands, except share data)

                                                          For the three months        For the six months ended
                                                             ended June 30,                 June 30,
                                                           2005         2004          2005         2004
                                                          ------       ------        ------       ------
                                                              (unaudited)                (unaudited)
Interest income
    Interest and fees on loans                            $ 14,099       11,232        26,990       22,503
    Interest and dividends on investment securities
       available for sale                                    1,305        1,013         2,639        1,969
    Interest on federal funds sold                              34           14            55           29
    Dividends on FHLB stock                                     59           20           102           39
                                                          --------      -------       -------      -------
         Total interest income                              15,497       12,279        29,786       24,540

Interest expense
    Interest on deposits including retail repurchase
       agreement                                             3,445        2,413         6,533        4,893
    Interest on securities sold under agreements to
       repurchase and reverse repurchase agreements              -           32             -           32
    Interest on federal funds purchased                         40           12            65           31
    Interest on FHLB advances                                  365           45           662           45
    Interest on commercial paper (Master notes)                 93           22           159           45
                                                          --------      -------       -------      -------
         Total interest expense                              3,943        2,524         7,419        5,046
                                                          --------      -------       -------      -------

            Net interest income                             11,554        9,755        22,367       19,494

Provision for loan losses                                      600          750         1,200        1,500
                                                          --------      -------       -------      -------

            Net interest income after provision for
               loan losses                                  10,954        9,005        21,167       17,994

Noninterest income
    Service charges on deposit accounts                      1,992        2,197         3,839        4,280
    Net fees for trust and brokerage services                  706          768         1,458        1,438
    Mortgage banking income                                    474          161           756          326
    Investment securities gains                                 15            -            69          108
    Other                                                      788          726         1,566        1,421
                                                          --------      -------       -------      -------
         Total noninterest income                            3,975        3,852         7,688        7,573

Noninterest expense
    Salaries and other personnel                             5,608        5,049        10,572        9,685
    Occupancy                                                  659          598         1,259        1,189
    Furniture and equipment                                    920          855         1,805        1,738
    Postage and supplies                                       315          273           632          594
    Marketing and advertising                                  261          372           523          586
    Telephone                                                  183          187           366          369
    Professional services                                      219          226           400          412
    Other                                                    1,428        1,194         2,835        2,427
                                                          --------      -------       -------      -------
         Total noninterest expense                           9,593        8,754        18,392       17,000
                                                          --------      -------       -------      -------

            Net income before income taxes                   5,336        4,103        10,463        8,567

Provision for income taxes                                   1,788        1,306         3,505        2,741
                                                          --------      -------       -------      -------

            Net income                                     $ 3,548        2,797         6,958        5,826
                                                          ========      =======       =======      =======

Share Data
    Net income - basic                                      $ 0.56         0.45          1.10         0.93
    Net income - diluted                                      0.55         0.43          1.08         0.91
    Cash dividends                                            0.16         0.14          0.32         0.28
    Book value                                               13.49        11.89         13.49        11.89
    Weighted average common shares outstanding -
       basic                                             6,314,043    6,266,931     6,311,798    6,265,500
    Weighted average common shares outstanding -
       diluted                                           6,420,995    6,381,267     6,418,417    6,379,006
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